Atrion Reports Third Quarter Results

Adjusted EPS Up 16%

ALLEN, TX -- 11/06/2008 -- Atrion Corporation (NASDAQ: ATRI) today announced that for the third quarter of 2008, revenues were up 10% and diluted earnings per share were up 16% compared to the results for third quarter of 2007, excluding a special net benefit from the third quarter 2007 results.

Commenting on the Company's performance for the third quarter, Emile A. Battat, Chairman and CEO, said, "We need to point out at the outset that, as reported in our press release of November 7, 2007, the results for the third quarter of 2007 included a special net benefit of $1,069,000 to our operating income, and $.35 to our diluted earnings per share, which resulted from a favorable dispute settlement offset partially by certain costs relating to the termination of our defined benefit pension plans. To properly compare our performance in the third quarter of this year to that of the third quarter of 2007, results for the 2007 quarter should be adjusted to exclude that net benefit. We are very pleased to report that, on such an adjusted basis, our operating income in the quarter that just ended was up 22% compared to same quarter of 2007. These results were made possible by the double-digit growth in revenues in all of our major product areas except Ophthalmology, which continues to trail the results of the prior year." Mr. Battat added, "Our tax rate during the quarter was 11% higher than that for the same period of last year, reducing the increase in our diluted earnings per share for the third quarter of 2008 to 16% compared to adjusted diluted earnings per share for the third quarter of 2007."

Mr. Battat continued, "With the world economic outlook continuing to deteriorate, we are redoubling our efforts to control costs and to invest in assets that improve operating efficiencies to offset the potential of lower revenue growth and continuing cost pressures."

Atrion's revenues for the quarter ended September 30, 2008 totaled $23,461,000 compared with $21,315,000 in the same period in 2007. On a diluted per share basis, earnings for the third quarter increased to $1.99 as compared to $1.72, adjusted as indicated above, in the same quarter of 2007. Third quarter 2007 diluted earnings per share were $2.07 on an unadjusted GAAP basis.

Revenues for the first nine months of 2008 of $72,305,000 were 7% higher than revenues of $67,552,000 in the comparable nine-month period in 2007. Diluted earnings per share for the first nine months of 2008 were up 14% to $5.88 versus $5.14 in the first nine months of 2007, excluding $.35 per share attributable to the net benefit discussed above. The 2007 nine-months earnings were $5.49 per diluted share on an unadjusted GAAP basis.

Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

Any statements in this press release that are forward looking are based upon current expectations and actual results or future events may differ materially. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties. The following are some of the factors that could cause actual results or future events to differ materially from those expressed in or underlying forward-looking statements included in this press release: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the SEC.

                            ATRION CORPORATION
                UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share data)

                                    Three Months Ended  Nine Months Ended
                                       September 30,       September 30,
                                    ------------------  ------------------
                                      2008      2007      2008      2007
                                    --------  --------  --------  --------
Revenues                            $ 23,461  $ 21,315  $ 72,305  $ 67,552
Cost of goods sold                    13,221    12,210    40,279    38,468
                                    --------  --------  --------  --------
Gross profit                          10,240     9,105    32,026    29,084
Operating expenses:
  Pension charges                         --       329        --       329
  Dispute resolution                      --    (1,398)       --    (1,398)
  Other operating expenses             4,460     4,379    14,662    14,195
                                    --------  --------  --------  --------
Total operating expenses               4,460     3,310    14,662    13,126
                                    --------  --------  --------  --------

Operating income                       5,780     5,795    17,364    15,958

Interest income/(expense), net            78       (23)      164      (221)
Other income/(expense), net               --        --         1        --
                                    --------  --------  --------  --------
Income from continuing operations
 before provision for income taxes     5,858     5,772    17,529    15,737
Income tax provision                  (1,866)   (1,662)   (5,746)   (4,873)
                                    --------  --------  --------  --------
  Net income                        $  3,992  $  4,110  $ 11,783  $ 10,864
                                    ========  ========  ========  ========

Income per basic share              $   2.04  $   2.17  $   6.04  $   5.77
                                    ========  ========  ========  ========

Weighted average basic shares
 outstanding                           1,958     1,895     1,950     1,883
                                    ========  ========  ========  ========

Income per diluted share            $   1.99  $   2.07* $   5.88  $   5.49
                                    ========  ========  ========  ========

Weighted average diluted shares
 outstanding                           2,005     1,988     2,005     1,980
                                    ========  ========  ========  ========

*Includes $0.35 per share from a favorable dispute settlement offset partially by certain costs relating to the termination of our defined benefit pension plans.

                            ATRION CORPORATION
                        CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                     Sept. 30,    Dec. 31,
ASSETS                                                  2008        2007
                                                    ----------- -----------
                                                    (Unaudited)
Current assets:
  Cash and cash equivalents                         $    13,845 $     3,531
  Accounts receivable                                    11,719       9,601
  Inventories                                            21,373      17,387
  Prepaid expenses                                        1,057       1,483
  Deferred income taxes                                     607         607
                                                    ----------- -----------
    Total current assets                                 48,601      32,609

Property, plant and equipment, net                       54,109      54,050
Other assets                                             13,200      12,654
                                                    ----------- -----------

                                                    $   115,910 $    99,313
                                                    =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                                     7,894       6,864
  Line of credit                                          3,000          --
  Other non-current liabilities                           7,596       7,007
  Stockholders' equity                                   97,420      85,442
                                                    ----------- -----------

                                                    $   115,910 $    99,313
                                                    =========== ===========

              RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                  (In thousands, except per share data)

                                                Three Months  Nine Months
                                                    Ended         Ended
                                                  Sept. 30,     Sept. 30,
                                                    2007          2007
                                                ------------  ------------
GAAP operating income                           $      5,795  $     15,958

Minus - Dispute resolution income                     (1,398)       (1,398)
Plus - Pension charges, net                              329           329
                                                ------------  ------------
Net adjustments                                       (1,069)       (1,069)

Adjusted operating income                       $      4,726  $     14,889

GAAP net income                                 $      4,110  $     10,864

Minus - Net adjustments as shown above                (1,069)       (1,069)
Plus - Income taxes on adjustments                       374           374
                                                ------------  ------------
Adjustments to net income                               (695)         (695)

Adjusted net income                             $      3,415  $     10,169

Income per diluted share:
GAAP EPS                                        $       2.07  $       5.49
Minus adjustments (calculated below)                   (0.35)        (0.35)
Adjusted EPS                                    $       1.72  $       5.14

Adjustments to net income as shown above                (695)         (695)
Diluted shares outstanding                             1,988         1,980
Income per diluted share adjustment             $      (0.35) $      (0.35)

Contact:
Jeffery Strickland
Vice President and Chief Financial Officer
(972) 390-9800